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                                                                    EXHIBIT 10.2

                          SECURITIES PURCHASE AGREEMENT

               SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 20, 1999, between ISIS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and ELAN INTERNATIONAL SERVICES, LTD., a Bermuda private limited company ("EIS").

                                R E C I T A L S:

               A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, (i) 120,150 shares of a newly-created series of the Company's Preferred Stock, par value $.001 per share, captioned "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), (ii) 910,844 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") ((i) and (ii) together, the "Shares"), and (iii) a warrant (the "Warrant") to purchase up to 215,000 shares of Common Stock as provided for therein. In addition, EIS has agreed to lend certain funds to the Company pursuant to a convertible promissory note in the form attached hereto as Exhibit A (as amended at any time, the "Note" and, together with the Series A Preferred Stock, the Common Stock, and the Warrant, the "Securities"), with a maximum aggregate principal amount of U.S.$18,400,000, amounts in respect of which shall be disbursed in accordance with its terms and subject to the conditions contained herein and therein. The rights, preferences and privileges of the Series A Preferred Stock are as set forth in the Certificate of Designations, Preferences and Rights (the "Certificate of Designations"), the form of which is attached hereto as Exhibit B.

               B. The Company and EIS have previously caused to be formed Orasense Ltd., a Bermuda private limited company ("Newco"), and pursuant to the terms of a Subscription, Joint Development and Operating Agreement, dated as of the date hereof (as amended at any time, the "JDOA"), simultaneously with the transactions contemplated by this Agreement, (i) the Company shall acquire 9,612 common shares of Newco, par value U.S.$1.00 per share (the "Newco Common Stock"), and (ii) EIS shall acquire 2,388 shares of Newco Common Stock. Additionally, as of the date hereof, Newco has entered into license agreements with (i) ELAN CORPORATION, PLC, an Irish public limited company and parent corporation of EIS ("Elan;" such agreement, as amended at any time, the "Elan License Agreement"), and (ii) the Company (such agreement, as amended at any time, the "Newco License Agreement" and, together with the Elan License Agreement, the "License Agreements").

               C. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement, in the form attached hereto as Exhibit C (as amended at any time, the "Registration Rights Agreement"), in respect of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock and the Note and exercise of the Warrant, the Common Stock being purchased hereunder, and any other Common Stock issued to EIS or any of its affiliates or permitted transferees upon any stock split, stock dividend, recapitalization or similar event affecting the Securities. The Company, EIS and Newco are also executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as


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Exhibit D (as amended at any time, the "Newco Registration Rights Agreement").
Additionally, the Company and EIS are executing and delivering on the date hereof a Funding Agreement in the form attached hereto as Exhibit E (the "Funding Agreement;" and, together with this Agreement, the Certificate of Designations, the JDOA, the Registration Rights Agreement, the Newco Registration Rights Agreement, the License Agreements and each other document or instrument executed and delivered in connection with the transactions contemplated hereby and by the JDOA, the "Transaction Documents").

                               A G R E E M E N T:

               The parties hereto agree as follows:

               SECTION 1.  Closing.

               (a) Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof (the "Closing Date"), at the offices of Brock Silverstein LLC, One Citicorp Center, 56th Floor, New York, NY 10022.

               (b) Issuance of Securities. At the Closing, the Company shall issue and sell to EIS, and EIS shall purchase from the Company: (i) 120,150 shares of Series A Preferred Stock, (ii) 910,844 shares of Common Stock, (iii) the Warrant, and (iv) the Note, the principal amount of which shall be disbursed by EIS subsequent to the Closing in accordance with its terms.

               (c) Purchase Price. The purchase price (the "Purchase Price") shall be the sum of (i) U.S.$12,015,000, the purchase price for the Series A Preferred Stock, and (ii) U.S.$15,000,000, the purchase price for the Common Stock.

               (d)  Delivery. At the Closing:

                    (i) EIS shall pay the Purchase Price by wire transfer to an account designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (A) a certificate or certificates for the Series A Preferred Stock and the Common Stock; (B) the Note; (C) the Warrant; (D) the Registration Rights Agreement; (E) the Newco Registration Rights Agreement; (F) the JDOA; (G) the Certificate of Designations, as filed with the Secretary of State of the State of Delaware; (H) the License Agreements; (I) the Funding Agreement; (J) certificates as to the incumbency of the officers of the Company executing any of the Transaction Documents; and (K) any other documents or instruments reasonably requested by a party hereto; and

                    (ii) The Company shall cause to be delivered to EIS an opinion of counsel in the form attached hereto as Exhibit C to the Letter Agreement, dated March 31, 1998, by and among Elan, EIS and the Company (the "Letter Agreement").


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               (e)  Exemption from Registration. The Securities and any
underlying shares of Common Stock will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the certificates evidencing the Series A Preferred Stock and the Common Stock, the Warrant, the Note and any shares of Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

               THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED APRIL 20, 1999, BY AND BETWEEN ISIS PHARMACEUTICALS, INC. AND ELAN INTERNATIONAL SERVICES, LTD.

               SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to EIS, as of the date hereof, as follows:

               (a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of the Company (a "Company Material Adverse Effect").

               (b) Capitalization. As of the Closing Date, the Company has reserved a sufficient number of shares of Common Stock (i) for issuance upon conversion of the Series A


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Preferred Stock being purchased hereunder by EIS (including dividends in-kind thereon), (ii) for issuance upon exercise of the Warrant, and (iii) for issuance upon conversion of the Note (including interest payable thereon). The Shares, when issued against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights. The shares of Common Stock underlying the Series A Preferred Stock, the Note and the Warrant (the "Underlying Shares"), when issued upon conversion or exercise in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights.

               (c) Authorization of Transaction Documents. The Company has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, including the issuance and sale of the Securities, have been duly authorized by all requisite corporate action by the Company and, when executed and delivered by the Company, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (A) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (B) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

               (d) No Violation. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, including the issuance and sale of the Securities, and compliance with the provisions hereof and thereof by the Company, does not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Certificate of Incorporation, as amended, or by-laws, of the Company, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets, or (iii) any contract filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K"), except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Company Material Adverse Effect.

               (e) Approvals. No material permit, authorization, consent, approval, or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents, including the issuance and sale of the Securities, by the Company, other


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than the filing of a Form D by the Company pursuant to Regulation D under the
Securities Act ("Regulation D").

               (f) SEC Filings. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC Filings") required to be filed by the Company on or before the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be.

               (g) Financial Statements. The audited balance sheets of the Company at December 31, 1997 and 1998, together with the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years ended December 31, 1998, together with the reports and opinions thereon of Ernst & Young LLP, contained in the 1998 Form 10-K, comply as to form in all material respects with applicable accounting requirements and the published rules and regulation of the SEC with respect thereto, and fairly present, in all material respects, the financial position of the Company and the results of its operations and its cash flows at such dates and for the years then ended and were prepared in conformity in all material respects with generally accepted accounting principles applied on a consistent basis.

               (h) Litigation. Except as disclosed in the 1998 Form 10-K, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the Company's knowledge, threatened against the Company, or any director, officer or employee of the Company that challenges the validity or performance of this Agreement or the other Transaction Documents to which the Company is a party.

               (i) Absence of Certain Events. Since March 31, 1998, except as contemplated by the Transaction Documents, (A) the Company has not (i) made, paid or declared any dividend or distribution to any equity holder (in such capacity) or redeemed any of its capital stock, (ii) varied its business plan or practices, in any material respect, from past practices, (iii) entered into any financing, joint venture, license or similar arrangement that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, or (iv) suffered or permitted to be incurred any liability or obligation or any lien or encumbrance against any of its properties or assets that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party, and (B) there has not been any change or development which has had, or in the Company's reasonable judgment is likely to have, a Company Material Adverse Effect.


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               (j) Brokers or Finders. The Company has not retained any
investment banker, broker, finder or person or entity acting in a similar capacity, and is not liable for any fee or payment to any such person, in connection with the transactions contemplated by the Transaction Documents.

               SECTION 3. Representation and Warranties of EIS. EIS hereby represents and warrants to the Company, as of the date hereof, as follows:

               (a) Organization. EIS is duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS (an "EIS Material Adverse Effect").

               (b) Authorization of Transaction Documents. EIS has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by EIS of this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, have been duly authorized by all requisite corporate action by EIS and, when executed and delivered by EIS, this Agreement and each of the other Transaction Document to which it is a party, will be the valid and binding obligations of EIS, enforceable against it in accordance with their respective terms, except (A) that enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable relief, including specific performance, and (B) that any rights to indemnity or contribution hereunder or thereunder may be limited by state and federal securities laws and by public policy considerations.

               (c) No Violation. The execution, delivery and performance by EIS of this Agreement and each other Transaction Document to which it is a party, including the purchase and acceptance of the Securities, and compliance with provisions hereof and thereof by EIS, will not conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the Memorandum and Articles of Association of EIS, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EIS or any of its properties or assets, or (iii) any material contract to which EIS is party, except where such breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EIS Material Adverse Effect.


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               (d)  Approvals. No material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents by EIS.

               (e)  Investment Representations.

                    (i) EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution or fractionalization thereof, in whole or in part, and no other person (other than Elan) has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EIS shall be permitted to convert or exchange such Securities in accordance with their terms.

                    (ii) EIS has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Securities (or the Underlying Shares).

                    (iii) EIS acknowledges its understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act by virtue of the provisions of Regulation D. In furtherance thereof, EIS represents and warrants that it is an "accredited investor" as that term is defined in Regulation D, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

                    (iv) EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration is available, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. EIS understands that the Company is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights with respect to certain of the Securities (and the Underlying


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        Shares), as provided in the Registration Rights Agreement. EIS understands the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

               (f) Litigation. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to EIS's knowledge threatened, against EIS that challenges the validity or performance of this Agreement or the other Transaction Documents to which EIS is a party.

               (g) Brokers or Finders. EIS has not retained any investment banker, broker, finder or person or entity acting in a similar capacity, and is not liable for any fee or payment to any such person, in connection with the transactions contemplated by the Transaction Documents.

               SECTION 4.  Covenants of the Parties.

               (a) Operating Covenants. From and after the Closing Date and until the earlier to occur of the exercise or expiration of the EIS Exchange Right (as such term is defined in Section 6 hereof), the Company shall not without the prior written consent of EIS: (i) encumber, pledge or otherwise affect, in any respect, (A) any shares of Newco Common Stock owned by the Company, including, without limitation, those shares of Newco Common Stock transferable to EIS upon exercise by EIS of the EIS Exchange Right, or (B) its ability to permit EIS to exercise the EIS Exchange Right in full, as provided herein, or (ii) enter into any Significant Transaction (as such term is defined in the Letter Agreement) with a director, officer or more than 20% beneficial owner of Common Stock on other than an arm's length basis. From and after the Closing Date and until the earlier to occur of the exercise or expiration of the EIS Exchange Right, EIS shall not without the prior written consent of the Company encumber, pledge or otherwise affect, in any respect, any shares of Newco Common Stock owned by EIS.

               (b) Fully-diluted Stock Ownership. Notwithstanding any other provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its affiliates, if applicable) holds or has the right to receive Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of 19.9% of the Company's outstanding Common Stock on a fully diluted basis (assuming the exercise, exchange or conversion of such securities beneficially owned by EIS or its affiliates, but not the exercise, exchange or conversion of any other similar securities), EIS shall have the right, in its sole discretion, rather than acquiring such securities from the Company, to exchange such number of securities, as are necessary to bring its holdings to below 19.9% of the voting securities of the Company, for non-voting, convertible liquidation preferred stock of the Company (which shall be reasonably satisfactory to each of the Company and EIS), which equity securities shall be entitled to all of the other rights and benefits of the Common Stock. In the event that EIS shall undertake to exercise such right, EIS shall


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retain the additional right to exchange such new class of equity security for
Common Stock, in its discretion at any time. Each of the Company and EIS shall use commercially reasonable effort to effect such transactions and any required subsequent conversions or adjustments to such securities, on a quarterly basis, within 10 business days of the end of each of EIS' fiscal quarter.

               (c) Use of Proceeds. The Company shall use the proceeds of (i) the issuance and sale of the Series A Preferred Stock solely to meet its initial capitalization obligations to Newco as described in the JDOA, and (ii) the issuance and funding of the Note solely to meet its developmental funding obligations to Newco, as described in the Funding Agreement.

               (d)  Confidentiality; Non-Disclosure.

                    (i) Subject to clauses (ii) and (iii) below, from and after the date hereof, neither the Company nor EIS (nor their respective affiliates) shall disclose to any person or entity this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible, or
        (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral.

                    (ii) Prior to issuing any press release or public disclosure in respect of this Agreement or the transactions contemplated hereby, the party proposing such issuance shall obtain the consent of the other party to the contents thereof, which consent shall not be unreasonably withheld or delayed; it being understood that if such second party shall not have responded to such consent request within five business days, such consent shall be deemed given.

                    (iii) This Section 4(d) shall not be construed to prohibit disclosure by the receiving party of any information which has not been previously determined to be confidential by the disclosing party, or which shall have become publicly disclosed (other than by breach of the receiving party's obligations hereunder).

               (e) Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

               SECTION 5.  Standstill.


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               (a) Provided that nothing contained herein will prevent or prohibit EIS from purchasing Voting Stock (as defined below) of the Company pursuant to subsection 5(b) or from acquiring Voting Stock pursuant to the conversion of the Series A Preferred Stock or the Note or the exercise of the Warrant in accordance with their respective terms, EIS will not, directly or indirectly, without the prior consent of a majority of the Board of Directors of the Company (the "Board"), (i) acquire (or offer or agree to acquire) any Voting Stock if, as a result, EIS would beneficially own more than 20% of the then outstanding Voting Stock; (ii) directly or indirectly solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the Board for a Takeover Event (as defined below); or (iii) transfer to any third party, other than its "affiliates," "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act), officers, directors or employees, the right to vote any Voting Stock except in connection with the transfer of ownership of such Voting Stock for fair value. EIS also agrees that it will not advise, assist or encourage any third party to do any of the foregoing. Notwithstanding the foregoing, EIS will not be obligated to dispose of any Voting Stock it owns if its percentage ownership is increased as a result of a decrease in the number of shares of Voting Stock outstanding.

               (b) The provisions of this Section 5 will terminate: (i) if EIS owns less than 2% of Voting Stock; (ii) if EIS makes a tender offer to purchase 100% of the then outstanding Voting Stock and such offer is accepted by the holders of more than 50% of the Voting Stock not owned directly or indirectly by EIS (which tender offer, if it contains such acceptance as a condition to consummation, will not be a violation of subsection 5(a)); (iii) if any person or group, excluding EIS, makes a bona fide offer to acquire Voting Stock which would, if successful, result in the bidder's beneficial ownership of at least 15% of the then outstanding Voting Stock; or (iv) upon the third anniversary of the date of this Agreement. For purposes of clause (iii), the provisions of this
Section 5 will not terminate until such time as such offer is rejected or revoked, however, EIS will not have to dispose of any Voting Stock acquired by it before such offer is rejected or revoked, and EIS will be permitted to consummate pending transactions which are not cancelable without a penalty.

               (c) The Company will give EIS prompt notice of the receipt by the Company of any written notice couched in such terms as to put the Company reasonably on notice of the likelihood that a person or group has acquired or is proposing to acquire an aggregate position of at least 5% of the Voting Stock, the Company's receiving any bona fide offer to purchase or acquire 15% or more of the Voting Stock or all or substantially all of the assets of the Company, and any Board determination to seek an acquiror for in excess of 50% of the Voting Stock.

               (d) EIS will cause its affiliates and associates to comply with the provisions of this Section 5, whether directly or indirectly, individually or as part of a "group" (as such term is defined in Rule 13d-5 under the Exchange Act). When used in this Section 5, the term EIS includes EIS together with its affiliates and associates.


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               (e) For purposes of this Section 5, the term "Takeover Event"
means any proposal for any merger or business combination involving the Company or any of its subsidiaries, the purchase or sale of any assets of the Company or any of its subsidiaries, or the purchase of any of the Voting Stock, by tender offer or otherwise (except pursuant to the exercise of rights, warrants, options or similar securities distributed by the Company to holders of Voting Stock generally), and the term "Voting Stock" means the Common Stock and any preferred stock of the Company possessing voting rights and eligible to participate in votes of all of the Company's stockholders pursuant to the Company's Certificate of Incorporation and Delaware law, and includes any options, convertible securities or other rights to acquire such stock.

               SECTION 6. Conversion and Exchange Rights. The Certificate of Designations sets forth certain rights of the holders of shares of Series A Preferred Stock to convert such shares of preferred stock into newly issued shares of Common Stock, or to exchange such shares of Series A Preferred Stock into certain shares of Newco Common Stock owned by the Company (the "EIS Exchange Right"), both on the terms and conditions set forth therein.

               SECTION 7. Survival Period. The representations and warranties of the Company and EIS contained herein shall survive for a period of two years from and after the date hereof.

               SECTION 8. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission (with receipt confirmed by telephone) addressed as follows:

                      (i) if to the Company, to:

                      Isis Pharmaceuticals, Inc.
                      2292 Faraday Avenue
                      Carlsbad, CA 92008
                      Attn:  B. Lynne Parshall
                      Tel.: 760-603-2460
                      Fax:  760-931-9639

                      with a copy to:
                      Cooley Godward LLP
                      4365 Executive Drive
                      San Diego, CA 92121
                      Attn:  L. Kay Chandler, Esq.
                      Tel.:  619-550-6000
                      Fax:  619-453-3555

                      (ii) if to EIS, to:

                      Elan International Services, Ltd.
                      Flatts, Smiths Parish
                      Bermuda, FL 04
                      Attention: Director
                      Tel.:  441-292-9169
                      Fax:  441-292-2224

                      with a copy to:

                      Brock Silverstein LLC
                      153 East 53rd Street , 56th Floor
                      New York, New York 10022
                      Attention: David Robbins, Esq.
                      Tel.: 212-371-2000
                      Fax:  212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery service, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

               SECTION 9. Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

               SECTION 10. Amendments. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

               SECTION 11. Counterparts and Facsimile. The Transaction Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

               SECTION 12. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

               SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws, except that all issues concerning the relative rights of the Company and its stockholders shall be governed by the Delaware General Corporation Law, without giving effect to the principles thereof relating to conflicts of laws.

               SECTION 14.  Arbitration.

               (a) Any dispute under the Transaction Documents which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Such arbitrator shall be reasonably satisfactory to each of the parties; provided, that if the parties are unable to agree upon the identity of such arbitrator within 15 days of demand by either party, then either party shall have the right to petition a presiding justice of the Supreme Court of New York, New York County, to appoint an arbitrator. The arbitration shall be held in New York, New York and the arbitrator shall be an independent expert in pharmaceutical product development and marketing (including clinical development and regulatory affairs).

               (b) The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrator shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties and each party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

               (c) In rendering judgment, the arbitrator shall be instructed by the parties that he shall be permitted to select solely from between the proposals for resolution of the relevant issue presented by each party, and not any other proposal. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within 30 days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion.

               (d) Any arbitration under the Transaction Documents shall be completed within one year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties and each party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other party.

               (e) The parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Application may be made to any court having jurisdiction over the party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.

               SECTION 15. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

               SECTION 16. Schedules, etc. All statements contained in any exhibit or schedule delivered by the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

               SECTION 17. Assignments and Transfers. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the shares of Series A Preferred Stock and Common Stock being purchased hereunder by EIS, the Note, the Warrant, and the shares of Common Stock underlying the Series A Preferred Stock, the Note and the Warrant may be transferred by EIS to its affiliates and subsidiaries, as well as any off-balance sheet special purpose entity established by EIS, provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement, the shares of Series A Preferred Stock and Common Stock being purchased hereunder by EIS, the Note, the Warrant, and the shares of Common Stock underlying the Series A Preferred Stock, the Note and the Warrant, or any interest therein, without the prior written consent of the other party; provided, however, that no consent shall be required in connection with any such transfer or assignment by a party pursuant to a sale of all or substantially all of the business of such party to which the Transaction Documents relate, whether by merger, sale of stock, sale of assets or otherwise.

               SECTION 18. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

                            [Signature Page Follows.]

               IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                                       ISIS PHARMACEUTICALS, INC.



                                       By:   /s/ B. Lynne Parshall
                                            ------------------------------------
                                            B. Lynne Parshall
                                            Executive Vice President


                                       ELAN INTERNATIONAL SERVICES, LTD.


                                       By:  /s/ Kevin Insley
                                            ------------------------------------
                                            Kevin Insley
                                            President